CARRIAGE SERVICES ANNOUNCES RECORD 2016 SECOND QUARTER RESULTS,
REAFFIRMS ROLLING FOUR QUARTER OUTLOOK
HOUSTON – July 26, 2016 – Carriage Services, Inc. (NYSE: CSV) today announced results for the second quarter ended June 30, 2016 as highlighted below:
Three Months Ended June 30, 2016 compared to Three Months Ended June 30, 2015

•	Record Total Revenue of $61.9 million, an increase of 4.4%;

•	Record Net Income of $5.2 million, an increase of 14.1%;

•	Record GAAP Diluted Earnings Per Share of $0.30, an increase of 25.0%;

•	Record Total Field EBITDA of $25.1 million, an increase of 6.5%;

•	Total Field EBITDA Margin up 90 basis points to 40.6%;

•	Record Adjusted Consolidated EBITDA of $17.8 million, an increase of 3.5%;

•	Adjusted Consolidated EBITDA Margin down 30 basis points to 28.7%;

•	Record Adjusted Diluted Earnings Per Share of $0.37, an increase of 8.8%; and

•	Adjusted Free Cash Flow of $13.2 million, a decrease of 5.1%.
Six Months Ended June 30, 2016 compared to Six Months Ended June 30, 2015

•	Record Total Revenue of $125.2 million, an increase of 2.2%;

•	Net Income of $9.8 million, a decrease of 11.0%;

•	GAAP Diluted Earnings Per Share remained flat at $0.57;

•	Record Total Field EBITDA of $52.8 million, an increase of 3.3%;

•	Record Total Field EBITDA Margin up 50 basis points to 42.2%;

•	Record Adjusted Consolidated EBITDA of $37.7 million, an increase of 2.2%;

•	Adjusted Consolidated EBITDA Margin remained flat at 30.1%;

•	Record Adjusted Diluted Earnings Per Share of $0.84, an increase of 10.5%; and

•	Adjusted Free Cash Flow of $24.9 million, a decrease of 2.2%.
Mel Payne, Chief Executive Officer, stated, “Our record second quarter results reflected a return to a more normal death rate environment and continued excellent execution of our Standards Operating Model broadly across our funeral and cemetery portfolios. Our Same Store Funeral and Cemetery Portfolios along with our Acquisition Funeral Portfolio all delivered strong performances with respective Revenue and Total Field EBITDA growth of 2.0% and 6.1% for Same Store Funeral, 9.6% and 14.5% for Same Store Cemetery and 16.8% and 22.3% for Acquisition Funeral. Our Managing Partners and their teams took advantage of the operating leverage in their businesses by substantially increasing Total Field EBITDA Margins, enabling us to convert a Total Revenue increase in the second quarter of $2.6 million or 4.4% into a Total Field EBITDA increase of $1.5 million or 6.5%.
Our record second quarter field operating performance fueled an exceptionally strong consolidated earnings performance with the least “Non-GAAP noise” in years, as record GAAP Diluted EPS of $0.30 was up 25% from $0.24 last year and record Non-GAAP Adjusted Diluted EPS of $0.37 was up 8.8% from $0.34 last year. Our practice of adding back the accretion of the discount on our Convertible Subordinated Notes was 6¢ of the 7¢ difference between our second quarter GAAP and Non-GAAP Diluted EPS performance. Starting in 2016 we eliminated any Non-GAAP add-backs related to withdrawable trust income, recurring acquisition and divestiture expenses, and non-material severance and consulting fees related to terminations.

Our performance for the first six months of 2016 was simply extraordinary and achieved numerous records, including Total Revenue of $125.2 million and Adjusted Diluted EPS of $0.84, Total Field EBITDA and Total Field EBITDA Margin of $52.8 million and 42.2%, and Adjusted Consolidated EBITDA of $37.7 million. These performance records for our first six months were all the more amazing because they were in the face of revenue headwinds related to a 150 basis point increase in the funeral cremation rate to 50.3% as well as 2.4% lower same store funeral volumes and 1.9% lower interment volumes because of the seasonably weak death rates in the first quarter.
Our Adjusted Consolidated EBITDA Margin of 30.1% for the first six months, which we consider the “cash earning power margin” of each dollar of revenue, was equal to last year’s record but would have been 120 basis points higher this year if last year was adjusted on an apples-to-apples basis using our new Non-GAAP reporting methodology. Looking forward as we have cleaner Non-GAAP reporting, our goal is to achieve a 30% Adjusted Consolidated EBITDA Margin which has never been done by any public consolidation company in the sixty year history of deathcare consolidation using current accounting methodology.
Our change in corporate Non-GAAP performance reporting policy is consistent with recent SEC presentation guidelines related to concerns about the overuse of Non-GAAP performance reporting. However, our specific changes preceded the SEC guidelines and are related to us listening to our institutional investors and responding to their concerns. Our Non-GAAP and GAAP Diluted EPS performance will continue to converge for the balance of 2016 and thereafter because over the last several years we have completed a debt structure transformation as well as a radical transformation and shrinkage of our Operations and Strategic Growth Leadership Team. During this process we have become much more collaborative, efficient and effective as a senior leadership team, the benefit of which will now be fully realized going forward without “Non-GAAP overhead turnover noise” and a substantially lower ratio of Total Overhead to Total Revenue over time adding to our consolidation platform value creation dynamic.
Some of our investors and investor candidates have voiced concern that our current Total Leverage Ratio of five times Adjusted Consolidated EBITDA seems too high and implies a high risk credit profile, which in turn creates an obstacle with some institutional investors for meaningful investment in our common shares. However, this view misses three fundamental leverage capacity points specific only to Carriage.
First, our annualized Adjusted Consolidated EBITDA Margin is 300 - 400 basis points higher than our much larger industry benchmark comparison, a cash earning power margin spread that has been widening over the last several years and which produces approximately 15% greater capacity relative to dollars of revenue to handle leverage. Secondly, our total debt is comprised of $204 million of senior secured bank facilities maturing in March 2021 (2.99 times senior debt ratio) and $143.75 million of subordinated convertible notes convertible beginning at $22.56 per share on a sliding scale up to a maximum of 20% dilution at $53 per share and maturing in May 2021 (4.99 times total debt ratio). Lastly, the cash interest rate structure on our total debt is extremely low at about 3% in an extraordinarily low interest rate environment which should continue globally for several more years. In summary, we believe our current credit profile and debt structure components combined with our increasing cash earning power is highly beneficial to all of our common shareholders for maximum value creation via wise and opportunistic Free Cash Flow Capital Allocation over the next several years.
With respect to our acquisition activity, our focus is on partnering with the best remaining independent funeral and cemetery owners in the best remaining major markets around the country. Accordingly, we are proud to announce that on May 31st, Bradshaw Carter Memorial & Funeral Services and Cypress Fairbanks Funeral Home, both in our home office market in Houston, TX, joined the Carriage family as our newest members. Both are great businesses in separate high growth submarkets, and Bradshaw Carter has a national reputation within our industry as one of the top funeral homes in Houston and one of the nation’s best providers of high quality personalized service. These two businesses together with our west Houston (Katy) Schmidt Funeral Home and its new showcase facility provide us with a strong presence and platform to grow in the large strategic market of Houston.
We are optimistic about the opportunity to partner with one or more premier firms in the second half of 2016 consistent with our view that the next several years will have more growth from high quality acquisitions as the seeds of our corporate development activity reach fruition. We believe our ten Strategic Acquisition Criteria along with an assessment of cultural fit provide a highly disciplined and selective process that will add businesses to our Acquisition Portfolio over the next five years that have a relatively higher revenue and earnings growth profile compared to our same store portfolio, portfolio performance characteristics that are clearly evident in our existing funeral same store and acquisition portfolios for the first six months of 2016.

After hosting our Annual Partnership Meeting during the week of June 13-17 and witnessing the energy, quality and cultural leadership alignment of our Managing Partners and Cemetery Sales Managers from across our portfolio of businesses (many new over the last few years), there is no doubt whatsoever that our greatest achievement since launching our Carriage Good To Great Journey at the beginning of 2012 has been to build an industry reputation as a career home where the most talented and entrepreneurial operational and sales leaders can thrive and make a difference. Some of these leaders are listed below as Carriage High Performance Heroes for our second quarter:

East Region:
Charlie Eagan	Greenwood Funeral Home; New Orleans, LA
Curtis Ottinger	Heritage Funeral Home; Chattanooga, TN
Sue Keenan	Byron Keenan Funeral Home & Cremation; Springfield, MA
Scott Sanderford*	Everly-Wheatley Funeral Home; Alexandria, VA
Courtney Charvet	North Brevard Funeral Home; Titusville, FL
Dan Simons	Everly Community Funeral Care; Falls Church, VA
Phil Appell	Keenan Funeral Homes; West Haven, CT

Central Region:
Jeff Seaman	Dwayne R. Spence Funeral Home; Canal Winchester, OH
Mike Conner*	Conner-Westbury Funeral Home; Griffin, GA
Brad Shemwell	Latham Funeral Home; Elkton, KY

West Region:
Ashley Vella	Deegan Funeral Chapels; Escalon, CA
Michael Nicosia*	Ouimet Brothers Concord Funeral Chapel; Concord, CA
Rick Davis	Rolling Hills Memorial Park; Richmond, CA
Alan Kerrick*	Dakan Funeral Chapel; Caldwell, ID

Houston Support Office:
Jennifer Flores	Houston Support-Treasury
Megan Bartels	Houston Support-PreNeed Administration

*Notes High Performance Heroes from 1st Quarter 2016.
After becoming active again last fall (inactive since 2007) with institutional investor meetings and presentations both to existing shareholders and new candidates, I was frankly surprised at the confusion and lack of understanding of the three core models that define our company and make it so unique compared to any other company that has ever consolidated the funeral and cemetery industry. So rather than wait to explain more comprehensively to institutional investors the high performance culture ideas, concepts and models that define our company in my annual shareholder letters, as I have done over the last four years, I will elaborate on one of our three core models in more detail in each quarterly earnings release, starting this second quarter with the Standards Operating Model.
STANDARDS OPERATING MODEL
Our ability as a consolidator and operator of funeral homes and cemeteries to produce cash from revenue at a margin of about 30% has never been done before because no other company (public or private) would take the risk of launching a radically innovative business model that has been continuously evolving since 2003. When we developed and rolled out our Funeral Standards Operating Model at the beginning of 2004, I got skeptically questioned by our Board of Directors as to the source of this “crazy idea” to eliminate the budget and control methodology used throughout Corporate America and to replace this well understood business model with eight simple “Funeral Operating Standards” that would not change from year to year.
Literally no one in our company at that time understood or believed in this idea and its component standards other than me and about fifteen of our best field funeral home managers and former owners. So we formed our first “Being The Best” Standards Council comprised of twelve highly respected operators and former owners (four for each of three regions) and assigned to them total control on the oversight and evolution of this new operating model. As a group they now meet at the beginning of each year to approve Standards Achievement for each business which determines the annual Being The Best Bonus compensation for each Managing Partner and their employees. The eight simple Funeral Standards evolved over time but have not been tweaked (and approved by our Standards Council) for better portfolio performance alignment since 2011. We now categorize our entire portfolio of businesses into four groupings related to size (number of funerals) and average revenue per funeral (ARPC) with all businesses within each grouping having the same eight standards.
We have found through experience and sophisticated data correlation analysis that the “normalized Field EBITDA Margin” as well as all the other desirable financial outcome characteristics can be determined (assume top notch management) with great predictability and consistency within a tight range of performance for each of our funeral and cemetery groupings. It was through evolution of our Standards Operating Model that we determined around 2006 that we needed a Leadership Model to profile entrepreneurial leaders who were more than just managers and caring service providers, i.e. they were not satisfied with their market share and had a burning passion to grow market share by taking it from their local competitors (hunters rather than just gatherers).
The very essence of the Standards Operating Model is that its simplicity is designed around the financial concept of operating leverage, which means that our Managing Partners are self-driven and incentivized to grow their funeral volumes and revenues through their high fixed cost facility at sustainable Field EBITDA Margins for their grouping. All of our Managing Partners know that even modest revenue growth will produce a higher growth rate in Field EBITDA which we share generously with our Managing Partners and their employees.
However, operating leverage is a two-edged sword, so if market share and revenues are declining, the Field EBITDA Margin and Field EBITDA will decline at a faster rate than revenues. When “Standards Achievement” falls below 50% for more than two quarters, our Managing Partners also know that they will likely be replaced, as Below Minimum Standards of 50% is equivalent to failure within the Carriage portfolio of businesses and means you are being subsidized by other Managing Partners and their employee teams who are producing high and sustainable results in alignment with our high performance culture. The Standards Operating Model is primarily about driving revenue and profit growth through market share growth, as we have learned that you can’t manage profitably market share that you don’t have!
Rather than continue on in this earnings release or repeat the more comprehensive explanation of our Standards Operating Model contained in our Company and Investment Profile and in past shareholder letters and industry articles, I will refer those interested in learning more about the high performance concepts underpinning all the elements and linkages of our High Performance Culture Framework to the Beyond Budgeting Round Table (BBRT) founded in the UK in 1998 by Jeremy Hope, Robin Fraser and Peter Bunce. Jeremy Hope (1948-2011) and Robin Fraser subsequently co-authored the book Beyond Budgeting (2003) as well as the article “Who Needs Budgets” in the Harvard Business Review (February 2003). Robin Fraser in particular recognized early in their research on innovative management and business model concepts to replace the “budget and control” model that an incremental approach was doomed to failure and that success depended on first using a transformational process to build a coherent yet radically decentralized model, thereafter followed by long-term continuous improvement.
The above summary explanation of the pioneering business model research done by Robin Fraser and Jeremy Hope is exactly what has been successfully introduced and evolved at Carriage since 2003, although we knew nothing of their research at the time we launched our Standards Operating Model. We simply “dove off a high cliff” when expectations in the public markets for our sector were close to zero with no assurance that we would land safely or whether this idea would work a little or not at all. When we finally did read about and study their research in the 2004-2007 timeframe, we were highly encouraged that we were on to something that just might work. The evolutionary path forward since 2003 has been slow and involved trial and error in many areas that now in hindsight are more than a little humorous.
For many years in the 1990’s and thereafter I studied the leadership lessons and techniques of Jack Welch, and later adopted and customized his 4E Leadership Model for Carriage in 2006 so that it might lead to higher performance through better leadership and execution of our Standards Operating Model. The huge irony is that Jack Welch more than any great leader I have ever studied railed against what rigid budgets and the bureaucratic processes related to them do to suck the entrepreneurial spirit and dynamism out of corporate enterprises. But Jack Welch never could shake loose from their grip at General Electric.

Unlike Jack Welch, we took the leap of faith toward a radical yet profoundly simple business model, first with our funeral homes and later with our cemeteries. Our Standards Operating Model not only worked with “trend is your friend” operating and financial results as we continuously improved it by focusing relentlessly on market share through 4E Leadership and high quality employees - it keeps getting better over time just like Robin Fraser predicted it would.
Our Standards Operating Model does not automatically produce sustainable and superior operating and financial results from a funeral or cemetery business. Each business must have a Managing Partner with 4E Leadership characteristics and highly motivated and skilled employees consistent with our two people standards - Right Quality of Staff and Continuous Upgrading of Staff. While we have been criticized and Monday morning quarterbacked over the years about the “subjectiveness and undefineability” of 4E Leadership and our two people standards, we stayed the course seeking to continuously improve how we define and calibrate these high performance people characteristics with differentiating individual business and employee performance data. Consequently, we are light years ahead of where we used to be with our ability to find, develop, support and unleash more leadership and people power in all of our operating businesses. I will cover the 4E Leadership Model, our people standards and the leadership and people high performance concepts of Good To Great in more detail in our third quarter earnings release.
After learning so much in the 1990’s about what not to do, and then evolving our three core models into a superior high performance culture framework for operating and consolidating funeral homes and cemeteries, we as a senior leadership team are excited to think about what the performance of our portfolio will look like five and ten years from now as we add larger, higher growth businesses to our portfolio. So stay tuned, as we believe the best is yet to come because as a company “We Choose To Be Great” on the Carriage Good To Great Journey that never ends! In other words, we believe it is a very good time to be a long term shareholder of our Company,” concluded Mr. Payne.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and six months ended June 30, 2016 of $13.2 million and $24.9 million, respectively, compared to Adjusted Free Cash Flow from operations of $13.9 million and $25.4 million for the corresponding periods in 2015. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and six months ended June 30, 2015 and 2016 is as follows (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
Cash Flow Provided by Operations	$15,708	$14,716	$28,330	$24,458
Cash used for Maintenance Capital Expenditures	(3,002)	(1,755)	(4,848)	(3,373)
Free Cash Flow	$12,706	$12,961	$23,482	$21,085

Plus: Incremental Special Items:
Acquisition and Divestiture Expenses	29	—	537	516
Severance Costs	489	—	616	2,759
Consulting Fees	673	228	788	496
Adjusted Free Cash Flow	$13,897	$13,189	$25,423	$24,856

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2017 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time. Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which together with our Five Year Trend Report provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.
ROLLING FOUR QUARTER OUTLOOK – Period Ending June 30, 2017

Range (in millions, except per share amounts)
Revenues	$251 - $255
Adjusted Consolidated EBITDA	$74 - $78
Adjusted Net Income	$29 - $31
Adjusted Diluted Earnings Per Share(1)	$1.71 - $1.75
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending June 30, 2017 are expected to improve relative to the trailing four quarter period ended June 30, 2016 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

6 months ended 06/30/16	1.9%	1.9%	3.8%	9.3%	7.7%
1 year ended 12/31/15	(3.1%)	(2.7%)	1.4%	(4.7%)	(2.9%)
2 years ended 12/31/15	5.0%	5.0%	15.2%	(2.3%)	3.0%
3 years ended 12/31/15	20.0%	19.4%	52.5%	5.0%	19.3%
4 years ended 12/31/15	44.4%	39.9%	76.9%	21.4%	38.0%
5 years ended 12/31/15	40.2%	37.2%	80.6%	26.7%	42.8%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of June 30, 2016 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$7,663	4%	$24,663	12%
Equities	23,716	14%	26,166	13%
Fixed Income(1)	141,108	80%	151,496	73%
Other/Insurance	3,353	2%	3,543	2%
Total Portfolios	$175,840	100%	$205,868	100%

(1)	Discretionary Trust - Fixed Income Portfolio Profile. .

Industry/Sector	%
Basic Materials	0.7%
Communications	8.1%
Consumer	12.8%
Energy	12.2%
Financial	42.1%
Government	1.1%
Media	9.6%
Technology	7.7%
Utilities	5.7%
Total	100%
For the quarter ended June 30, 2016, Carriage’s discretionary trust funds returned 1.9% versus 7.7% for the 70/30 index benchmark.
As with the first quarter our overall trust fund performance for the first six months of 2016 was particularly affected by weakness in our 10 year warrant portfolio of five “Too Big To Fail” banks and insurance companies, which in the past has acted as a hedge against our high fixed income allocation. Our fixed income portfolio tracked the performance of the high yield bond market and was up over 10% year to date. The strong performance of our fixed income portfolio was predominantly driven by the investment decisions we made during the first quarter.
While we will no longer report Withdrawable Trust Income in our Non-GAAP Trend reporting, for the sake of full transparency we will disclose the total throughout 2016 in this section. The Withdrawable Trust Income for the first six months of 2016 would have been approximately ($1.1) million. While negative, this will have no impact on our Adjusted Free Cash Flow for 2016.
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, July 27, 2016 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-50479978) and ask for the Carriage Services conference call. A replay of the conference call will be available through July 31, 2016 and may be accessed by dialing 855-859-2056 (ID-50479978). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2016	% Change	2015	2016	% Change

Same Store Contracts
Atneed Contracts	5,257	5,345	1.7%	11,267	11,029	(2.1%)
Preneed Contracts	1,289	1,267	(1.7%)	2,786	2,685	(3.6%)
Total Same Store Funeral Contracts	6,546	6,612	1.0%	14,053	13,714	(2.4%)
Acquisition Contracts
Atneed Contracts	1,096	1,291	17.8%	2,273	2,625	15.5%
Preneed Contracts	243	239	(1.6%)	502	464	(7.6%)
Total Acquisition Funeral Contracts	1,339	1,530	14.3%	2,775	3,089	11.3%
Total Funeral Contracts	7,885	8,142	3.3%	16,828	16,803	(0.1%)

Funeral Operating Revenue
Same Store Revenue	$34,169	$34,856	2.0%	$73,160	$72,093	(1.5%)
Acquisition Revenue	8,113	9,472	16.8%	16,706	19,149	14.6%
Total Funeral Operating Revenue	$42,282	$44,328	4.8%	$89,866	$91,242	1.5%

Cemetery Operating Revenue
Same Store Revenue	$11,266	$12,345	9.6%	$21,534	$23,420	8.8%
Acquisition Revenue	930	774	(16.8%)	1,752	1,540	(12.1%)
Total Cemetery Operating Revenue	$12,196	$13,119	7.6%	$23,286	$24,960	7.2%

Financial Revenue
Preneed Funeral Commission Income	$370	$356	(3.8%)	$725	$777	7.2%
Preneed Funeral Trust Earnings	1,849	1,783	(3.6%)	4,047	3,750	(7.3%)
Cemetery Trust Earnings	2,176	1,831	(15.9%)	3,817	3,597	(5.8%)
Preneed Cemetery Finance Charges	388	448	15.5%	773	870	12.5%
Total Financial Revenue	$4,783	$4,418	(7.6%)	$9,362	$8,994	(3.9%)
Total Revenue	$59,261	$61,865	4.4%	$122,514	$125,196	2.2%

Field EBITDA
Same Store Funeral Field EBITDA	$12,117	$12,855	6.1%	$28,015	$28,007	—%
Same Store Funeral Field EBITDA Margin	35.5%	36.9%	140 bp	38.3%	38.8%	50 bp
Acquisition Funeral Field EBITDA	3,196	3,908	22.3%	6,749	8,080	19.7%
Acquisition Funeral Field EBITDA Margin	39.4%	41.3%	190 bp	40.4%	42.2%	180 bp
Total Funeral Field EBITDA	$15,313	$16,763	9.5%	$34,764	$36,087	3.8%
Total Funeral Field EBITDA Margin	36.2%	37.8%	160 bp	38.7%	39.6%	90 bp

Same Store Cemetery Field EBITDA	$3,537	$4,049	14.5%	$7,087	$7,892	11.4%
Same Store Cemetery Field EBITDA Margin	31.4%	32.8%	140 bp	32.9%	33.7%	80 bp
Acquisition Cemetery Field EBITDA	288	140	(51.4%)	588	361	(38.6%)
Acquisition Cemetery Field EBITDA Margin	31.0%	18.1%	(1,290 bp)	33.6%	23.4%	(1,020 bp)
Total Cemetery Field EBITDA	$3,825	$4,189	9.5%	$7,675	$8,253	7.5%
Total Cemetery Field EBITDA Margin	31.4%	31.9%	50 bp	33.0%	33.1%	10 bp

Funeral Financial EBITDA	$1,925	$1,921	(0.2%)	$4,196	$4,118	(1.9%)
Cemetery Financial EBITDA	2,489	2,220	(10.8%)	4,453	4,323	(2.9%)
Total Financial EBITDA	$4,414	$4,141	(6.2%)	$8,649	$8,441	(2.4%)
Total Financial EBITDA Margin	92.3%	93.7%	140 bp	92.4%	93.9%	150 bp

Total Field EBITDA	$23,552	$25,093	6.5%	$51,088	$52,781	3.3%
Total Field EBITDA Margin	39.7%	40.6%	90 bp	41.7%	42.2%	50 bp

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2016	% Change	2015	2016	% Change

Overhead
Total Variable Overhead	$1,766	$2,186	23.8%	$4,196	$7,586	80.8%
Total Regional Fixed Overhead	884	844	(4.5%)	1,707	1,719	0.7%
Total Corporate Fixed Overhead	5,260	4,510	(14.3%)	10,613	9,573	(9.8%)
Total Overhead	$7,910	$7,540	(4.7%)	$16,516	$18,878	14.3%
Overhead as a percentage of Revenue	13.3%	12.2%	(110 bp)	13.5%	15.1%	160 bp

Consolidated EBITDA	$15,642	$17,553	12.2%	$34,572	$33,903	(1.9%)
Consolidated EBITDA Margin	26.4%	28.4%	200 bp	28.2%	27.1%	(110 bp)

Other Expenses and Interest
Depreciation & Amortization	$3,365	$3,957	17.6%	$6,687	$7,691	15.0%
Non-Cash Stock Compensation	1,287	1,006	(21.8%)	2,376	1,964	(17.3%)
Interest Expense	2,492	2,968	19.1%	5,042	5,819	15.4%
Accretion of Discount on Convertible Subordinated Notes	851	954	12.1%	1,678	1,881	12.1%
Loss on Early Extinguishment of Debt	—	—	—%	—	567	—%
Other, Net	(13)	—	(100.0%)	106	(305)	(387.7%)
Pretax Income	$7,660	$8,668	13.2%	$18,683	$16,286	(12.8%)
Net Tax Provision	3,103	3,468		7,708	6,515
GAAP Net Income	$4,557	$5,200	14.1%	$10,975	$9,771	(11.0%)

Special Items, Net of tax except for **
Withdrawable Trust Income	$230	n/a		$230	n/a
Acquisition and Divestiture Expenses	19	—		354	336
Severance Costs	323	—		407	1,794
Consulting Fees	445	148		521	323
Accretion of Discount on Convertible Subordinated Notes **	851	954		1,678	1,881
Loss on Early Extinguishment of Debt	—	—		—	369
Gain on Asset Purchase	—	—		—	(198)
Other Special Items	—	—		98	—
Tax Adjustment from Prior Period **	—	—		141	—
Sum of Special Items, Net of tax	$1,868	$1,102	(41.0%)	$3,429	$4,505	31.4%

Adjusted Net Income	$6,425	$6,302	(1.9%)	$14,404	$14,276	(0.9%)
Adjusted Net Profit Margin	10.8%	10.2%	(60 bp)	11.8%	11.4%	(40 bp)

Adjusted Basic Earnings Per Share	$0.35	$0.38	8.6%	$0.78	$0.86	10.3%
Adjusted Diluted Earnings Per Share	$0.34	$0.37	8.8%	$0.76	$0.84	10.5%

GAAP Basic Earnings Per Share	$0.25	$0.31	24.0%	$0.59	$0.59	—%
GAAP Diluted Earnings Per Share	$0.24	$0.30	25.0%	$0.57	$0.57	—%

Weighted Average Basic Shares Outstanding	18,268	16,516		18,238	16,488
Weighted Average Diluted Shares Outstanding	18,880	17,075		18,844	16,862

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$15,642	$17,553	12.2%	$34,572	$33,903	(1.9%)
Withdrawable Trust Income	348	n/a		348	n/a
Acquisition and Divestiture Expenses	29	—		537	516
Severance Costs	489	—		616	2,759
Consulting Fees	673	228		788	496
Adjusted Consolidated EBITDA	$17,181	$17,781	3.5%	$36,861	$37,674	2.2%
Adjusted Consolidated EBITDA Margin	29.0%	28.7%	(30 bp)	30.1%	30.1%	0 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share data)

	December 31, 2015	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$535	$883
Accounts receivable, net	18,181	18,246
Inventories	5,654	5,792
Prepaid expenses	4,684	2,988
Other current assets	4,707	809
Total current assets	33,761	28,718
Preneed cemetery trust investments	63,291	61,775
Preneed funeral trust investments	85,553	83,429
Preneed receivables, net	27,998	29,152
Receivables from preneed trusts	13,544	12,865
Property, plant and equipment, net	214,874	228,898
Cemetery property, net	75,597	75,878
Goodwill	264,416	265,249
Intangible and other non-current assets	10,978	14,307
Cemetery perpetual care trust investments	43,127	42,505
Total assets	$833,139	$842,776
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$12,236	$12,605
Accounts payable	7,917	6,858
Other liabilities	524	2,497
Accrued liabilities	16,541	16,021
Total current liabilities	37,218	37,981
Long-term debt, net of current portion	103,495	139,693
Revolving credit facility	91,514	58,703
Convertible subordinated notes due 2021	115,227	117,355
Obligations under capital leases, net of current portion	2,875	2,757
Deferred preneed cemetery revenue	56,721	56,669
Deferred preneed funeral revenue	31,748	31,131
Deferred tax liability	39,956	36,816
Other long-term liabilities	5,531	5,813
Deferred preneed cemetery receipts held in trust	63,291	61,775
Deferred preneed funeral receipts held in trust	85,553	83,429
Care trusts’ corpus	42,416	42,117
Total liabilities	675,545	674,239
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,497,873 and 22,492,315 issued at December 31, 2015 and June 30, 2016, respectively	225	225
Additional paid-in capital	214,250	215,422
Retained earnings	3,385	13,156
Treasury stock, at cost; 5,849,316 shares at December 31, 2015 and June 30, 2016	(60,266)	(60,266)
Total stockholders’ equity	157,594	168,537
Total liabilities and stockholders’ equity	$833,139	$842,776

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2016	2015	2016

Revenues:
Funeral	$44,501	$46,467	$94,638	$95,769
Cemetery	14,760	15,398	27,876	29,427
	59,261	61,865	122,514	125,196
Field costs and expenses:
Funeral	27,263	27,783	55,678	55,564
Cemetery	8,446	8,989	15,748	16,851
Depreciation and amortization	2,993	3,571	5,795	6,907
Regional and unallocated funeral and cemetery costs	2,311	2,715	4,836	5,764
	41,013	43,058	82,057	85,086
Gross profit	18,248	18,807	40,457	40,110
Corporate costs and expenses:
General and administrative costs and expenses	6,886	5,831	14,056	15,078
Home office depreciation and amortization	372	386	892	784
	7,258	6,217	14,948	15,862
Operating income	10,990	12,590	25,509	24,248
Interest expense	(2,479)	(2,968)	(5,148)	(5,819)
Accretion of discount on convertible subordinated notes	(851)	(954)	(1,678)	(1,881)
Loss on early extinguishment of debt	—	—	—	(567)
Other income	—	—	—	305
Income before income taxes	7,660	8,668	18,683	16,286
Provision for income taxes	(3,103)	(3,468)	(7,708)	(6,515)
Net income	$4,557	$5,200	$10,975	$9,771

Basic earnings per common share:	$0.25	$0.31	$0.59	$0.59
Diluted earnings per common share:	$0.24	$0.30	$0.57	$0.57

Dividends declared per common share	$0.025	$0.025	$0.050	$0.050

Weighted average number of common and common equivalent shares outstanding:
Basic	18,268	16,516	18,238	16,488
Diluted	18,880	17,075	18,844	16,862

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Six Months Ended June 30,
	2015	2016
Cash flows from operating activities:
Net income	$10,975	$9,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,687	7,691
Provision for losses on accounts receivable	833	1,052
Stock-based compensation expense	2,376	2,303
Deferred income tax expense	1,452	1,116
Amortization of deferred financing costs	460	420
Accretion of discount on convertible subordinated notes	1,678	1,881
Loss on early extinguishment of debt	—	567
Net gain on sale and disposal of assets	—	(67)
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	1,358	(2,271)
Inventories and other current assets	4,062	1,303
Intangible and other non-current assets	117	300
Preneed funeral and cemetery trust investments	1,603	4,941
Accounts payable	167	(1,148)
Accrued and other liabilities	(953)	1,207
Deferred preneed funeral and cemetery revenue	(814)	(669)
Deferred preneed funeral and cemetery receipts held in trust	(1,671)	(3,939)
Net cash provided by operating activities	28,330	24,458

Cash flows from investing activities:
Acquisitions and land for new construction	(4,250)	(9,406)
Purchase of land and buildings previously leased	(6,080)	(6,258)
Net proceeds from the sale of other assets	—	555
Capital expenditures	(15,285)	(7,830)
Net cash used in investing activities	(25,615)	(22,939)

Cash flows from financing activities:
Borrowings from the revolving credit facility	24,500	27,100
Payments against the revolving credit facility	(18,600)	(59,700)
Borrowings from the term loan	—	39,063
Payments against the term loan	(4,688)	(5,625)
Payments on other long-term debt and obligations under capital leases	(401)	(689)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	410	457
Dividends on common stock	(925)	(831)
Payment of loan origination costs related to the credit facility	(13)	(717)
Purchase of treasury stock	(3,082)	—
Excess tax benefit (deficiency) of equity compensation	229	(229)
Net cash used in financing activities	(2,570)	(1,171)

Net increase in cash and cash equivalents	145	348
Cash and cash equivalents at beginning of period	413	535
Cash and cash equivalents at end of period	$558	$883

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits such as withdrawable trust income (prior to 2016), acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special Items are taxed at the federal statutory rate of 34 percent for the three and six months ended June 30, 2015 and 35 percent for the three and six months ended June 30, 2016, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Net Income is defined as net income plus adjustments for Special Items and other non-recurring expenses or credits.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and non-recurring expenses or credits.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•
Funeral Field EBITDA is defined as Funeral Gross Profit, which is funeral revenue minus funeral field costs and expenses, less depreciation and amortization, regional and unallocated funeral overhead expenses and Funeral Financial EBITDA.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, which is cemetery revenue minus cemetery field costs and expenses, less depreciation and amortization, regional and unallocated cemetery overhead expenses and Cemetery Financial EBITDA.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three and six months ended June 30, 2015 and 2016 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
Net Income	$4,557	$5,200	$10,975	$9,771
Special Items, net of tax except for **
Withdrawable Trust Income	230	n/a	230	n/a
Acquisition and Divestiture Expenses	19	—	354	336
Severance Costs	323	—	407	1,794
Consulting Fees	445	148	521	323
Accretion of Discount on Convertible Subordinated Notes **	851	954	1,678	1,881
Costs Related to the Credit Facility	—	—	—	369
Gain on Sale of Asset	—	—	—	(198)
Other Special Items	—	—	98	—
Tax Adjustment from Prior Period **	—	—	141	—
Total Special Items affecting Net Income	$1,868	$1,102	$3,429	$4,505
Adjusted Net Income	$6,425	$6,302	$14,404	$14,276
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and six months ended June 30, 2015 and 2016 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
Net Income	$4,557	$5,200	$10,975	$9,771
Net Tax Provision	3,103	3,468	7,708	6,515
Pretax Income	$7,660	$8,668	$18,683	$16,286
Interest Expense	2,492	2,968	5,042	5,819
Accretion of Discount on Convertible Subordinated Notes	851	954	1,678	1,881
Loss on Early Extinguishment of Debt	—	—	—	567
Non-cash Stock Compensation	1,287	1,006	2,376	1,964
Depreciation & Amortization	3,365	3,957	6,687	7,691
Other, net	(13)	—	106	(305)
Consolidated EBITDA	$15,642	$17,553	$34,572	$33,903
Adjusted For:
Withdrawable Trust Income	348	n/a	348	n/a
Acquisition and Divestiture Expenses	29	—	537	516
Severance Costs	489	—	616	2,759
Consulting Fees	673	228	788	496
Adjusted Consolidated EBITDA	$17,181	$17,781	$36,861	$37,674
Revenue	$59,261	$61,865	$122,514	$125,196

Adjusted Consolidated EBITDA Margin	29.0%	28.7%	30.1%	30.1%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and six months ended June 30, 2015 and 2016 (in thousands):

Funeral Field EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
Gross Profit (GAAP)	$13,644	$14,388	$31,640	$31,356
Depreciation & Amortization	1,876	2,138	3,665	4,216
Regional & Unallocated Costs	1,718	2,158	3,655	4,633
Funeral Financial EBITDA	(1,925)	(1,921)	(4,196)	(4,118)
Funeral Field EBITDA	$15,313	$16,763	$34,764	$36,087

Cemetery Field EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
Gross Profit (GAAP)	$4,604	$4,419	$8,817	$8,754
Depreciation & Amortization	1,117	1,433	2,130	2,691
Regional & Unallocated Costs	593	557	1,181	1,131
Cemetery Financial EBITDA	(2,489)	(2,220)	(4,453)	(4,323)
Cemetery Field EBITDA	$3,825	$4,189	$7,675	$8,253

Total Field EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
Funeral Field EBITDA	$15,313	$16,763	$34,764	$36,087
Cemetery Field EBITDA	3,825	4,189	7,675	8,253
Funeral Financial EBITDA	1,925	1,921	4,196	4,118
Cemetery Financial EBITDA	2,489	2,220	4,453	4,323
Total Field EBITDA	$23,552	$25,093	$51,088	$52,781

Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and six months ended June 30, 2015 and 2016:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
GAAP Basic Earnings Per Share	$0.25	$0.31	$0.59	$0.59
Special Items Affecting Net Income	0.10	0.07	0.19	0.27
Adjusted Basic Earnings Per Share	$0.35	$0.38	$0.78	$0.86

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2015 and 2016:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2015	2016	2015	2016
GAAP Diluted Earnings Per Share	$0.24	$0.30	$0.57	$0.57
Special Items Affecting Net Income	0.10	0.07	0.19	0.27
Adjusted Diluted Earnings Per Share	$0.34	$0.37	$0.76	$0.84

On page six of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2017 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time.  The following three reconciliations are presented at the midpoint of the range in this Outlook.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated Rolling Four Quarters ending June 30, 2017 (in thousands):

Rolling Four Quarter Outlook
June, 2017E
Net Income	$25,900
Net Tax Provision	17,200
Pretax Income	$43,100
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	14,900
Depreciation & Amortization, including Non-cash Stock Compensation	18,500
Consolidated EBITDA	$76,500
Adjusted for Special Items	—
Adjusted Consolidated EBITDA	$76,500

Reconciliation of Net Income from Adjusted Net Income for the estimated Rolling Four Quarters ending June 30, 2017 (in thousands):

Rolling Four Quarter Outlook
June 30, 2017E
Net Income	$25,900
Special Items	4,100
Adjusted Net Income	$30,000

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending June 30, 2017:

Rolling Four Quarter Outlook
June 30, 2017E
GAAP Diluted Earnings Per Share	$1.49
Special Items Affecting Net Income	0.24
Adjusted Diluted Earnings Per Share	$1.73

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the ability to find and retain skilled personnel;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.